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                                  EXHIBIT 23.1

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                                                                    Exhibit 23.1


                        [Letterhead of BDO Seidman, LLP]


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Wright Medical Group, Inc.
Arlington, Tennessee


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 28, 1999, relating to the consolidated financial statements of Wright Medical Technology, Inc., appearing in Wright Medical Group, Inc.'s Registration Statement on Form S-1 (Regisration No. 333-59732).

We also consent to the reference to us under the captions "Experts" in the Prospectus.


                                                            /s/ BDO SEIDMAN, LLP

                                                                BDO SEIDMAN, LLP

Memphis, Tennessee
December 10, 2001